Exhibit 99.1

IFF Reports Third Quarter 2017 Results

Achieved strong financial performance in Q3; Reconfirms full year currency neutral guidance

NEW YORK--(BUSINESS WIRE)--November 6, 2017--Regulatory News:

International Flavors & Fragrances Inc. (NYSE: IFF) (Euronext Paris: IFF), a leading innovator of sensory experiences that move the world, reported financial results and strategic achievements for the third quarter ended September 29, 2017.

Q3 2017 Consolidated Summary: Change vs. Prior Year

	Reported (GAAP)			Adjusted (Non-GAAP)¹			Currency Neutral (Non-GAAP)¹
	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS
Consolidated	12%	27%	24%	12%	11%	10%	12%	7%	5%
Acquisition Impact	6%	6%	7%	6%	5%	5%	6%	5%	5%

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Management Commentary

“We are pleased to report strong financial results in the third quarter,” said IFF Chairman and CEO Andreas Fibig. “Thanks in large part to our industry-leading innovation, the strength and diversity of our business and our recent acquisitions, we achieved growth in all our categories and regions. Both businesses delivered marked improvements versus the first half led by strong new win performance as well as improved volume trends. At the same time, our focus on driving greater efficiency throughout our business via cost and productivity initiatives, continued to support overall profitability.”

Mr. Fibig continued, “Based on our year-to-date performance and our current outlook for the fourth quarter, we remain optimistic that we can achieve our previously stated full year currency neutral guidance. We continue to focus on the execution of our strategy to drive growth, increase differentiation, and generate return to deliver sustainable, profitable growth and maximize shareholder value.”

Third Quarter 2017 Consolidated Financial Highlights

  Reported net sales for the third quarter totaled $872.9 million, an increase of 12% from $777.0 million for the third quarter of 2016. Excluding the impact of foreign exchange, currency neutral sales increased 12% over the prior year, including approximately six percentage points related to recent acquisitions.
  Reported operating profit for the third quarter was $157.7 million versus $124.4 million reported in 2016. Excluding the impact of foreign exchange and those items that affect comparability, currency neutral adjusted operating profit grew 7%, to $167.3 million, principally driven by volume growth, acquisitions and productivity initiatives which more than offset weaker sales mix, incentive compensation and price to input costs.
  Reported earnings per share (EPS) for the third quarter was $1.39 per diluted share versus $1.12 per diluted share reported in 2016. Excluding the impact of foreign exchange and those items that affect comparability, currency neutral adjusted EPS improved 5%, to $1.47 per diluted share, as currency neutral operating profit growth, a lower effective tax rate and year-over-year reduction in shares outstanding more than offset higher interest expense.

Third Quarter 2017 Strategic Highlights

  Sweetness and savory modulation portfolio sales continued to grow double-digits, with strong growth across all categories, led by Sweet and Dairy
  Encapsulation related sales grew high-single-digits led by Fabric Care and Personal Wash
  Tastepoint℠ – focused on mid-tier flavor customers – grew strong double-digits
  Cosmetic Active Ingredients continued its strong growth, growing double-digits
  Middle East & Africa improved high-single-digits, with growth in both flavors and fragrances; Expanded Flavors site in Cairo to support growth in this key market
  Launched Re-Imagine… program to accelerate flavor innovation and increase agility to capture unmet opportunities in the changing food and beverage market
  Joined FReSH initiative, a project of the World Business Council on Sustainable Development, designed to accelerate transformational change in global food systems

Third Quarter 2017 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Fragrances:	13%	10%	12%	6%
Acquisition Impact	5%	4%	5%	4%

Flavors:	12%	18%	12%	19%
Acquisition Impact	7%	5%	7%	5%

Fragrances Business Unit

  On a reported basis, sales increased 13%, or $53.0 million, to $463.1 million while currency neutral sales improved 12%. Overall growth was broad-based, with a balanced contribution between organic and acquired business. Regionally, growth was strongest in EAME and Latin America – increasing double-digits – followed by mid-single-digit growth in Greater Asia.
  Fine Fragrances improved 20% on a reported basis and 18% on a currency neutral basis, inclusive of additional sales related to the acquisition of Fragrance Resources. Performance was driven by strong new wins in EAME, Greater Asia and North America as well as improved volume trends in Latin America.
  Consumer Fragrances grew 12% on a reported basis and 11% on a currency neutral basis, with a balanced contribution from organic business and additional sales related to the acquisition of Fragrance Resources. Within Consumer Fragrance, nearly all categories achieved growth, led by double-digit growth in Home Care and high-single-digit growth in Fabric Care.
  Fragrance Ingredients grew 9% on a reported basis and 8% on a currency neutral basis, with double-digit growth in Latin America and EAME as well as double-digit growth in cosmetic active ingredients.
  Fragrances segment profit increased 10% on a reported basis and 6% on a currency neutral basis led by volume growth, the contribution of acquisitions and the benefits from productivity initiatives.

Flavors Business Unit

  On a reported basis, sales increased 12%, or $42.9 million, to $409.8 million while currency neutral sales grew 12%. Overall growth was driven by additional sales related to the acquisition of David Michael, as well as mid-single-digit organic growth, where all categories improved year-over-year.
  EAME increased 12% on both a reported and currency neutral basis, inclusive of additional sales related to the acquisition of David Michael, with the strongest growth in Beverage, Savory and Dairy. On a geographic basis, Western, Central and Southeast Europe as well as Africa and the Middle East all reported strong growth.
  North America grew 28% reflecting additional sales related to the acquisition of David Michael and PowderPure as well as high-single-digit growth on an organic basis. Growth was strongest in Savory and Beverage, both driven by new win performance.
  Latin America remained constant on a reported basis and increased 1% on a currency neutral basis, as growth in Colombia and Argentina more than offset softness in Brazil.
  Greater Asia grew 2% on both a reported and currency neutral basis, principally driven by growth in India and Thailand with Savory being the strongest category.
  Flavors segment profit grew 18% on a reported basis and 19% on a currency neutral basis, driven by volume growth, the contribution of acquisitions, and the benefits from productivity initiatives.

FY 2017 Financial Guidance: Percent Change vs. Prior Year

The Company’s current full year 2017 guidance:

	Currency Neutral	FX Impact[1]	Adjusted[2]

Sales	7.5% - 8.5%	~0.0%	7.5% - 8.5%
Operating Profit	5.5% - 6.5%	~(1.0)%	4.5% - 5.5%
EPS	6.5% - 7.5%	~(2.0)%	4.5% - 5.5%

[1]	See Use of Non-GAAP Financial Measures
[2]	Excludes items impacting comparability

A copy of the Company’s Quarterly Report on Form 10-Q will be available on its website at www.iff.com or at sec.gov by November 8, 2017.

Audio Webcast

A live webcast to discuss the Company’s third quarter financial results will be held on November 7, 2017, at 10:00 a.m. ET. Investors may access the webcast and accompanying slide presentation on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for fiscal year 2017. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on February 28, 2017. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) macroeconomic trends affecting the emerging markets; (2) the Company’s ability to implement and adapt its Vision 2020 strategy; (3) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2020 strategy, and to realize the anticipated benefits of those acquisitions; (4) the Company’s ability to realize the benefits of its productivity initiatives and other optimization activities, (5) the Company’s ability to effectively compete in its market, and to successfully develop new and competitive products that appeal to its customers and consumers; (6) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (7) the Company’s ability to benefit from its investments and expansion in emerging markets; (8) the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates, including the devaluation of the Euro and certain emerging market currencies; (9) the economic and political risks associated with the Company’s international operations, including challenging economic conditions in China and Latin America; (10) the impact of any failure of the Company’s key information technology systems or costs that could be incurred due to a breach of data privacy or information security; (11) the Company’s ability to attract and retain talented employees; (12) the Company’s ability to comply with, and the costs associated with compliance with U.S. and foreign environmental protection laws; (13) volatility and increases in the price of raw materials, energy and transportation; (14) price realization in a rising input cost environment (15) fluctuations in the quality and availability of raw materials; (16) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (17) the impact of customer claims or product recalls; (18) any adverse impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; (19) the Company’s ability to successfully manage its working capital and inventory balances; (20) uncertainties regarding the outcome of, or funding requirements related to litigation or settlement of pending litigation uncertain tax positions or other contingencies; (21) the effect of legal and regulatory developments, as well as restrictions or costs that may be imposed on the Company or its operations by U.S. and foreign governments; (22) adverse changes in federal, state, local and international tax legislation or policies, including with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; and (23) changes in market conditions or governmental regulations relating to our pension and postretirement obligations. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

We provide in this press release (i) Currency Neutral Sales, (ii) Adjusted Operating Profit and Currency Neutral Adjusted Operating Profit and (iii) Adjusted EPS and Currency Neutral Adjusted EPS. Currency Neutral Sales eliminate the effects that result from translating its international sales in U.S. dollars. Adjusted Operating Profit and Adjusted EPS exclude (a) restructuring costs, (b) certain other non-operational significant items such as legal charges/credits, gain on sale of assets, operational improvement initiatives, acquisition related costs, integration-related costs and CTA realization and (c) costs associated with product recalls (often referred to as “Items Impacting Comparability”). When we provide our expectations for our currency neutral metrics in our full year 2017 guidance, we estimate the anticipated FX impact by comparing prior year results to the prior year results restated at exchange rates in effect for the current year based on the currency of the underlying transaction. When we provide our expectations for our Adjusted Operating Profit and our Adjusted EPS in our full year 2017 guidance, the closest corresponding GAAP measures (expected reported Operating Profit and EPS) and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally are not available without unreasonable effort due to inherent difficulty of forecasting the timing and amount of reconciling items that would be excluded from the GAAP measure in the relevant future period and the relevant tax impact of such reconciling items on EPS. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. Currency Neutral Sales, Adjusted Operating Profit, Currency Neutral Adjusted Operating Profit, Adjusted EPS and Currency Neutral Adjusted EPS should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

Meet IFF

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF) is a leading innovator of sensorial experiences that move the world. At the heart of our company, we are fueled by a sense of discovery, constantly asking “what if?”. That passion for exploration drives us to co-create unique products that consumers taste, smell, or feel in fine fragrances and beauty, detergents and household goods, as well as beloved foods and beverages. Our 7,400 team members globally take advantage of leading consumer insights, research and development, creative expertise, and customer intimacy to develop differentiated offerings for consumer products. Learn more at www.iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Income Statement
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change

Net sales	$872,940	$777,001	12%	$2,544,094	$2,353,790	8%
Cost of goods sold	490,884	430,733	14%	1,422,783	1,281,673	11%
Gross profit	382,056	346,268	10%	1,121,311	1,072,117	5%
Research and development expenses	70,932	64,415	10%	210,963	191,052	10%
Selling and administrative expenses	141,473	152,046	(7)%	417,713	408,372	2%
Amortization of acquisition-related intangibles	8,766	5,468	60%	24,327	16,659	46%
Restructuring and other charges, net	3,249	—	100%	14,183	—	100%
Gain on sales of fixed assets	(31)	(87)	(64)%	(120)	(2,998)	(96)%
Operating profit	157,667	124,426	27%	454,245	459,032	(1)%
Interest expense	19,221	13,111	47%	49,584	40,649	22%
Other (income) expense, net	(2,880)	(2,075)	39%	(17,192)	(1,954)	780%
Income before taxes	141,326	113,390	25%	421,853	420,337	0%
Taxes on income	31,065	23,613	32%	86,033	95,223	(10)%
Net income	$110,261	$89,777	23%	$335,820	$325,114	3%

Earnings per share - basic	$1.39	$1.13		$4.24	$4.07
Earnings per share - diluted	$1.39	$1.12		$4.22	$4.05

Average shares outstanding
Basic	79,063	79,580		79,072	79,727
Diluted	79,362	79,935		79,353	80,067

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2017	2016
Cash and cash equivalents	$316,002	$323,992
Receivables	691,239	550,658
Inventories	619,516	592,017
Other current assets	222,990	142,347
Total current assets	1,849,747	1,609,014

Property, plant and equipment, net	828,592	775,716
Goodwill and other intangibles, net	1,577,757	1,365,906
Other assets	264,342	266,348
Total assets	$4,520,438	$4,016,984

Bank borrowings and overdrafts, commercial paper and current portion
of long-term debt	$47,845	$258,516
Other current liabilities	648,282	639,781
Total current liabilities	696,127	898,297

Long-term debt	1,625,502	1,066,855
Non-current liabilities	436,321	420,698

Shareholders' equity	1,762,488	1,631,134
Total liabilities and shareholders' equity	$4,520,438	$4,016,984

International Flavors & Fragrances Inc.
Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$335,820	$325,114
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	85,446	75,109
Deferred income taxes	(3,439)	8,323
Gain on disposal of assets	(120)	(2,998)
Stock-based compensation	20,149	19,471
Pension contributions	(36,870)	(44,356)
Litigation settlement	(56,000)	—
Foreign currency gain on liquidation of entity	(12,214)	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(94,945)	(36,070)
Inventories	6,211	(160)
Accounts payable	(20,560)	(29,523)
Accruals for incentive compensation	2,907	3,012
Other current payables and accrued expenses	9,423	30,663
Other assets	3,824	(10,704)
Other liabilities	(40,143)	3,956
Net cash provided by operating activities	199,489	341,837

Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(191,304)	—
Additions to property, plant and equipment	(77,318)	(70,179)
Proceeds from life insurance contracts	1,941	292
Maturity of net investment hedges	2,226	(12)
Proceeds from disposal of assets	1,275	3,664
Net cash used in investing activities	(263,180)	(66,235)

Cash flows from financing activities:
Cash dividends paid to shareholders	(151,678)	(134,051)
Increase (decrease) in revolving credit facility borrowings and overdrafts	(3,952)	(128,324)
Increase in commercial paper	39,950	—
Deferred financing costs	(5,373)	(4,780)
Repayments of debt	(250,000)	(125,000)
Proceeds from issuance of long-term debt	498,250	555,559
Loss on pre-issuance hedges	(5,310)	(3,244)
Proceeds from issuance of stock under stock plans	329	594
Employee withholding taxes paid	(11,509)	(13,315)
Purchase of treasury stock	(53,211)	(94,148)
Net cash provided by financing activities	57,496	53,291
Effect of exchange rates changes on cash and cash equivalents	(1,795)	(12,151)
Net change in cash and cash equivalents	(7,990)	316,742
Cash and cash equivalents at beginning of year	323,992	181,988
Cash and cash equivalents at end of period	$316,002	$498,730

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Sales
Flavors	$409,800	$366,857	$1,230,286	$1,118,869
Fragrances	463,140	410,144	1,313,808	1,234,921
Consolidated	872,940	777,001	2,544,094	2,353,790

Segment Profit
Flavors	91,378	77,512	289,723	259,662
Fragrances	93,528	85,010	260,085	261,843
Global Expenses	(17,598)	(11,405)	(47,193)	(37,544)
Restructuring and other charges, net	(3,249)	(190)	(14,183)	(473)
Acquisition and related costs	(5,436)	(786)	(20,502)	(2,035)
Operational improvement initiative costs	(407)	(802)	(1,473)	(1,901)
Legal (charges) credits	—	(25,000)	(1,000)	(23,518)
Gain on sales of assets	31	87	120	2,998
Tax assessment	—	—	(5,331)	—
Integration-related costs	(580)	—	(2,501)	—
FDA mandated product recall	—	—	(3,500)	—
Operating profit	157,667	124,426	454,245	459,032

Interest Expense	(19,221)	(13,111)	(49,584)	(40,649)
Other income (expense), net	2,880	2,075	17,192	1,954
Income before taxes	$141,326	$113,390	$421,853	$420,337

Operating Margin
Flavors	22.3%	21.1%	23.5%	23.2%
Fragrances	20.2%	20.7%	19.8%	21.2%
Consolidated	18.1%	16.0%	17.9%	19.5%

International Flavors & Fragrances Inc.
Sales Performance by Region and Category
(Unaudited)

		Third Quarter 2017 vs. Third Quarter 2016
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	12%	10%	-4%	7%	28%	18%

EAME	Reported	28%	17%	18%	20%	12%	17%
Currency Neutral		25%	14%	16%	18%	12%	15%

Latin America	Reported	14%	13%	37%	15%	0%	9%
Currency Neutral		10%	13%	37%	14%	1%	9%

Greater Asia	Reported	13%	8%	-1%	6%	2%	4%
Currency Neutral		14%	8%	0%	7%	2%	4%

Total	Reported	20%	12%	9%	13%	12%	12%
Currency Neutral		18%	11%	8%	12%	12%	12%

		First Nine Months 2017 vs. First Nine Months 2016
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	11%	7%	-4%	5%	28%	17%

EAME	Reported	21%	9%	12%	13%	5%	10%
Currency Neutral		22%	10%	13%	14%	9%	12%

Latin America	Reported	-1%	-1%	30%	1%	7%	3%
Currency Neutral		-5%	-1%	29%	0%	6%	2%

Greater Asia	Reported	19%	3%	-4%	2%	0%	1%
Currency Neutral		20%	3%	-3%	3%	1%	2%

Total	Reported	13%	4%	5%	6%	10%	8%
Currency Neutral		13%	5%	6%	7%	11%	9%

Currency neutral growth is calculated by translating prior year sales at the exchange rates used for the corresponding 2017 period.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Foreign Exchange Impact
(Unaudited)

Q3 Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	12%	27%	24%
Items Impacting Comparability	0%	-16%	-14%
% Change - Adjusted (Non-GAAP)	12%	11%	10%
Currency Impact	0%	-4%	-5%
% Change - Currency Neutral (Adjusted)	12%	7%	5%

Q3 Flavors	Sales	Segment Profit
% Change - Reported (GAAP)	12%	18%
Currency Impact	0%	1%
% Change - Currency Neutral	12%	19%

Q3 Fragrances	Sales	Segment Profit
% Change - Reported (GAAP)	13%	10%
Currency Impact	-1%	-4%
% Change - Currency Neutral	12%	6%

YTD Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	8%	-1%	4%
Items Impacting Comparability	0%	5%	1%
% Change - Adjusted (Non-GAAP)	8%	4%	6%*
Currency Impact	1%	2%*	2%
% Change - Currency Neutral (Adjusted)	9%	5%	8%

*Item does not foot due to rounding

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Third Quarter 2017
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition and Related Costs (b)	Integration related costs (c)	Adjusted (Non-GAAP)
Gross profit	$382,056	407	5,147	131	$387,741

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Acquisition and Related Costs (b)	Integration related costs (c)	Adjusted (Non-GAAP)
Selling and administrative expenses	$141,473	(289)	(383)	$140,801

	Reconciliation of Operating Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Integration related costs (c)	Restructuring and Other Charges (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Operating profit	$157,667	407	5,436	580	3,249	(31)	$167,308

	Reconciliation of Net Income
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Integration related costs (c)	Restructuring and Other Charges (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Income before taxes	$141,326	407	5,436	580	3,249	(31)	$150,967
Taxes on income (f)	$31,065	102	1,949	152	1,012	(10)	$34,270
Net income	$110,261	305	3,487	428	2,237	(21)	$116,697
Diluted EPS	$1.39	—	0.04	0.01	0.03	—	$1.47

(a)	Represents accelerated depreciation and idle labor costs in Hangzhou, China.
(b)	Represents the amortization of inventory "step-up" related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in Cost of goods sold and transaction costs related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in Selling and administrative expenses.
(c)	Represents costs related to the integration of the David Michael and Fragrance Resources acquisitions.
(d)	Represents severance costs related to the 2017 Productivity Program.
(e)	Represents gains on sale of assets.
(f)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred. For the third quarter of 2017, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit).
The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $0.6M related to PowderPure, $1.6M related to Fragrance Resources, $1.1M related to David Michael, $2.0M related to Lucas Meyer and $1.6M related to Ottens Flavors.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Third Quarter 2016
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Adjusted (Non-GAAP)
Gross profit	$346,268	190	791	$347,249

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Operational Improvement Initiative Costs (b)	Acquisition and Related Costs (c)	Legal Charges/Credits (d)	Adjusted (Non-GAAP)
Selling and administrative expenses	$152,046	(11)	(786)	(25,000)	$126,249

	Reconciliation of Operating Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Operating profit	$124,426	190	802	786	25,000	(87)	$151,117

	Reconciliation of Net Income
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Income before taxes	$113,390	190	802	786	25,000	(87)	$140,081
Taxes on income (f)	$23,613	36	200	276	8,750	(29)	$32,846
Net income	$89,777	154	602	510	16,250	(58)	$107,235
Diluted EPS	$1.12	—	0.01	0.01	0.20	—	$1.34

(a)	Accelerated depreciation related to restructuring activities.
(b)	Accelerated depreciation and severance costs in Hangzhou, China.
(c)	Transaction costs related to the acquisition of David Michael.
(d)	Legal charge related to litigation accrual.
(e)	Principally related to gain on sale of property in Europe.
(f)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred. For the third quarter of 2016, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit).
The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $2.0M related to Lucas Meyer and $1.6M related to Ottens Flavors.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Third Quarter Year-to-Date 2017
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition and Related Costs (b)	Integration related costs (c)	FDA mandated product recall (i)	Adjusted (Non-GAAP)
Gross profit	$1,121,311	1,473	16,055	316	3,500	$1,142,655

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Acquisition and Related Costs (b)	Integration related costs (c)	Legal Charges/Credits (d)	Tax Assessment (e)	Adjusted (Non-GAAP)
Selling and administrative expenses	$417,713	(4,447)	(1,867)	(1,000)	(5,331)	$405,068

	Reconciliation of Operating Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Integration related costs (c)	Legal Charges/Credits (d)	Tax Assessment (e)	Restructuring and Other Charges (f)	Gain on Sale of Asset (g)	FDA mandated product recall (i)	Adjusted (Non-GAAP)
Operating profit	$454,245	1,473	20,502	2,501	1,000	5,331	14,183	(120)	3,500	$502,615

	Reconciliation of Net Income
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Integration related costs (c)	Legal Charges/Credits (d)	Tax Assessment (e)	Restructuring and Other Charges (f)	Gain on Sale of Asset (g)	CTA Realization (h)	FDA mandated product recall (i)	Adjusted (Non-GAAP)
Income before taxes	$421,853	1,473	20,502	2,501	1,000	5,331	14,183	(120)	(12,217)	3,500	$458,006
Taxes on income (j)	$86,033	368	6,559	757	354	1,885	3,904	(39)	—	1,238	$101,059
Net income	$335,820	1,105	13,943	1,744	646	3,446	10,279	(81)	(12,217)	2,262	$356,947
Diluted EPS	$4.22	0.01	0.18	0.02	0.01	0.04	0.13	—	(0.15)	0.03	$4.49

(a)	Represents accelerated depreciation and idle labor costs in Hangzhou, China.
(b)	Represents the amortization of inventory "step-up" related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in Cost of goods sold and transaction costs related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in Selling and administrative expenses.
(c)	Represents costs related to the integration of the David Michael and Fragrance Resources acquisitions.
(d)	Represents additional charge related to litigation settlement.
(e)	Represents the reserve for payment of a tax assessment related to commercial rent for prior periods.
(f)	Represents severance costs related to the 2017 Productivity Program which were partially offset by the reversal of 2015 severance charges that were no longer needed.
(g)	Represents gains on sale of assets.
(h)	Represents the release of CTA related to the liquidation of a foreign entity.
(i)

Represents an estimate of the Company's incremental direct costs and customer reimbursement obligations, in excess of the Company's sales value of the recalled products, arising from an FDA mandated recall of consumer products as a result of raw material received and identified by the Company as containing contamination. (As discussed in Note 13 of the Consolidated Financial Statements, the sales value of the recalled products was reserved in the first quarter of 2017). While the Company does not believe that any of the affected raw material was included in its finished products delivered to the customer, as the delivered product included raw material of the same vendor lot that tested positive, the FDA, after being notified by the Company, initiated a recall of all consumer products including raw material from the affected vendor lot due to the potential for product contamination.

(j)

The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable for which the tax expense (benefit) was calculated at 0%. For the first nine months of 2017, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit).

The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $1.2M related to PowderPure, $4.4M related to Fragrance Resources, $2.9M related to David Michael, $5.8M related to Lucas Meyer and $4.7M related to Ottens Flavors.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Third Quarter Year-to-Date 2016
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition and Related Costs (c)	Adjusted (Non-GAAP)
Gross profit	$1,072,117	473	1,890	889	$1,075,369

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Operational Improvement Initiative Costs (b)	Acquisition and Related Costs (c)	Legal Charges/Credits (d)	Adjusted (Non-GAAP)
Selling and Administrative Expenses	$408,372	(11)	(1,146)	(23,518)	$383,697

	Reconciliation of Operating Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Operating profit	$459,032	473	1,901	2,035	23,518	(2,998)	$483,961

	Reconciliation of Net Income
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Income before taxes	$420,337	473	1,901	2,035	23,518	(2,998)	$445,266
Taxes on income (f)	$95,223	90	475	542	8,339	(666)	$104,003
Net income	$325,114	383	1,426	1,493	15,179	(2,332)	$341,263
Diluted EPS	$4.05	—	0.02	0.02	0.19	(0.03)	$4.25

(a)	Accelerated depreciation related to restructuring activities.
(b)	Accelerated depreciation and severance costs in Hangzhou, China.
(c)	Expense related to the amortization of inventory step-up, included in Cost of goods sold, and additional transaction costs related to the acquisition of Lucas Meyer and David Michael, included in Selling and administrative expenses.
(d)	Legal charges related to litigation accrual partially offset by a favorable tax rulings in jurisdictions for which reserves were previously recorded for ongoing tax disputes.
(e)	Principally related to gain on sale of property in Europe.
(f)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred. For the first six months of 2016, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit).
The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $6.3M related to Lucas Meyer and $4.8M related to Ottens Flavors.

CONTACT:
International Flavors & Fragrances Inc.
Michael DeVeau, 212-708-7164
VP, Corporate Strategy, Investor Relations & Communications
Michael.DeVeau@iff.com